UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2005, the Board of Directors of Verity, Inc., a Delaware corporation (“Verity”), upon the recommendation of the Compensation Committee of the Board of Directors, adopted the Verity, Inc. Change in Control and Severance Benefit Plan (the “Plan”). The Plan is intended to attract and retain key executive talent for Verity. An employee of Verity becomes a participant in the Plan if they are the Executive Chairman of the Board, the Chief Executive Officer, a Senior Vice President, or a Vice President (other than a Vice President on sales commissions).

A Participant in the Plan will receive, if the Participant’s employment with Verity terminates due to an “involuntary termination” or a “constructive termination,” as those terms are defined in the Plan, in either case within one (1) month prior to or eighteen (18) months following a “change in control” (defined in the Plan), the following benefits:

(a) salary continuation for the number of months determined by position, as follows: Executive Chairman of the Board or Chief Executive Officer – 24 months; Senior Vice President – 18 months; and Vice President (other than a Vice President on sales commissions) – 12 months;

(b) full accelerated stock option vesting;

(c) extended exercisability of stock options to 12 months following termination (unless the stock option term expires prior to that time, in which case to the end of the stock option term); and

(d) Verity will pay the COBRA premiums for the Participant (or provide such other similar benefits) for the number of months of salary continuation, or until such earlier date as the Participant shall secure subsequent employment that shall provide the Participant with health benefits.

The current executive officers of Verity who are Participants in the Plan are:

Gary J. Sbona	Executive Chairman of the Board

Anthony J. Bettencourt	President and Chief Executive Officer

Steven R. Springsteel	Senior Vice President of Finance & Administration & Chief Financial Officer

Andrew D. Feit	Senior Vice President, Marketing

Sunil D. Nagdev	Senior Vice President, Professional Services and Technical Support

Michael D. Mooney	Senior Vice President, North American Sales and Business Development

Dr. Prabhakar Raghavan	Senior Vice President, Chief Technology Officer

Hugo Sluimer	Senior Vice President, International Sales and European Operations

Mark Seamans	Senior Vice President, Research and Development

In addition, at the time of the filing of this report, another eleven Vice Presidents of Verity are Participants in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: April 8, 2005	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer